January 24, 2008

To:      Home Holdings, LLC
Re:      Equity Investment

Ladies and Gentlemen,

     Reference is made to (i) the Agreement and Plan of Merger, dated November 8, 2007 (the "Merger Agreement"), between Home Holdings, LLC ("Parent"), Home Merger Sub, Inc., a Delaware corporation, and Restoration Hardware, Inc., a Delaware corporation (the "Company") and (ii) the letter agreement (the "Letter Agreement"), dated November 8, 2007, between Parent and the undersigned. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement, as amended by the Amendment.

     The undersigned hereby (i) consents and agrees to the amendment to the Merger Agreement (the "Amendment"), in the form attached as Exhibit A hereto;
(ii) agrees and acknowledges that its obligations under the Letter Agreement shall remain in full force and effect following execution of the Amendment by the parties thereto; (iii) agrees and acknowledges that the capitalized terms used but not defined in the Letter Agreement (including the term "Merger Consideration") shall have the meanings set forth in the Merger Agreement, as amended by the Amendment; (iv) acknowledges that in connection with the execution of the Amendment an affiliate of Parent will lend to the Company $25 million in exchange for a Junior PIK Promissory Note in the form attached as Exhibit B (the "Note"), which Note may be exchanged for equity of the Company upon completion of the Merger; and (v) waives any right under the Letter Agreement that the undersigned may have to co-invest in connection with the Company's issuance of the Note or the equity issued upon exchange of the Note for equity of the Company upon completion of the Merger.



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                                               Very truly yours,

                                               VARDON CAPITAL MANAGEMENT, LLC


                                               By:
                                                  -----------------------------
                                               Name:   Richard W. Shea, Jr.
                                               Title:  Managing Member



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Agreed and Acknowledged by:

Home Holdings, LLC


By:
   -------------------------
Name:   J. Michael Chu
Title:  President


Consented to by (solely for purposes of providing its consent to the amendment of the Letter Agreement):

Restoration Hardware, Inc.


By:
   -------------------------
Name:   Chris Newman
Title:  Chief Financial Officer